UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
June 1, 2022

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

(Registrant’s Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 280.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 280.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 280.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	IPAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§280.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors Certain Officers; Election of Directors; Appointment of Certain Offices’ Compensatory Arrangements of Certain Officers

Russell Greenberg, Executive Vice President and Chief Financial Officer, will retire on September 6, 2022, and will be succeeded by Michel Atwood, a seasoned fragrance and finance executive, as Chief Financial Officer. Mr. Greenberg will stay with the company full time until September 30, 2022 to assist with the transition.

Michel Atwood

Mr. Atwood, age 52, currently resides in New York City. Mr. Atwood’s compensation will consist of a $500,000 annual base salary, a guaranteed annual bonus of $100,000, and a sign-on bonus of $100,000. In addition, there is another aspect of compensation for a minimum of $100,000 annually, based upon certain milestones that have not yet been determined.

From September 2018 through March 2022 while at Estée Lauder, Mr. Atwood had strategic oversight for the fragrance category across that company and operational accountability for several of its fragrance brands. He also had senior level merger and acquisition (“M&A”) duties, including acquisition integration and brand divestitures/discontinuations. Over his nearly four years at Estée Lauder, he also drove cross-brand synergies across research and development and supply chain for the fragrance category. He is presently still an employee of Estée Lauder and will begin working for Inter Parfums on September 6, 2022. From February 2017 to August 2018, he was an independent consultant as an M&A advisor on multiple fragrance license acquisitions and also acted as a private investor.

From 1995 to 2017, Mr. Atwood has held several executive positions at Procter & Gamble (“P&G”) in France, Switzerland, Italy and Germany. His final title at P&G was Divisional CFO of Global Prestige Fragrances, leading a 90 member team, and ultimately spearheading the divestiture of that division to Coty. Earlier he was CFO Global Markets – Prestige Fragrances, a business generating over $2 billion in sales, where he headed a globally dispersed team of 60 people supporting the go-to-market organization (affiliates, Travel Retail and distributors) of the Prestige Division. Before that, he was Global Prestige Director of Strategic Planning, Licensing and Acquisition shaping and executing the overall business direction and licensing and acquisition strategy of P&G’s Global Fragrance and Premium skin and cosmetics businesses.

Born in Turkey, Michel Atwood holds a Master’s degree in Software Engineering from the Institut National des Sciences Appliquées of Lyon, and a Master’s in International Finance from HEC Paris, the prestigious French business school. He also earned the designation of Certified Management Accountant from the Institute of Management Accountants. He has a truly international background, working/living in France, Switzerland, the U.S., Canada, Turkey and Italy.

Item 8.01 Other Events

On the date of our next annual meeting of shareholders, September 9, 2022, Mr. Greenberg will step down from our board of directors, and Mr. Atwood will be proposed to our shareholders to fill the board seat being vacated by Mr. Greenberg.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: June 1, 2022

Inter Parfums, Inc.

By:	/s/Jean Madar
Jean Madar
Chairman and Chief Executive Officer